Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:

Heide Erickson

Capella Education Company

612.977.5172

Heide.Erickson@capella.edu

Media Contact:

Mike Buttry

Capella Education Company

612.977.5499

Mike.Buttry@capella.edu

Capella Education Company reports first quarter 2011 results

Revenue up 10.0 percent; total enrollment up 7.3 percent;

operating margin of 20.2 percent of revenue

MINNEAPOLIS, April 26, 2011 - Capella Education Company (NASDAQ: CPLA), a provider of online post-secondary education through its wholly owned subsidiary Capella University, today announced financial results for the three months ended March 31, 2011.

For the three months ended March 31, 2011:

•	Revenues increased 10.0 percent to $111.4 million, compared to $101.2 million in the first quarter of 2010. Total active enrollment increased 7.3 percent to 39,904.

•	New enrollment growth decreased by 35.8 percent from first quarter 2010.

•

Operating income decreased by 3.2 percent to $22.5 million, compared to $23.2 million for the same period in 2010. Operating margin was 20.2 percent, compared to 22.9 percent for the first quarter 2010.

•

The elimination of approximately 120 non-faculty positions resulted in a $1.9 million charge. The workforce reduction and decrease in discretionary spending are expected to result in annualized cost savings of approximately $12.0 to $12.5 million.

•	Net income attributable to Capella Education Company for the first quarter of 2011 was $14.6 million, compared to $15.2 million for the same period in 2010.

•

Diluted net income per share attributable to Capella Education Company was $0.90, compared to $0.89 for the same period in 2010; excluding charges related to the workforce reduction, diluted net income per share attributable to Capella Education Company was $0.97.

“Capella’s first quarter results were slightly above expectations with respect to total year-over-year enrollment growth and revenue growth,” said Kevin Gilligan, chairman and chief executive officer of Capella Education Company. “Market conditions remain challenging, and as expected have put pressure on new enrollment growth. Still, we are encouraged by the continued strong re-registration of returning learners, which is reflective of Capella’s core strengths and points of differentiation –academic quality and learner success.”

“Our focus remains on building Capella for the long-term while decisively managing through the current market environment. To that end, we are excited about long-term opportunities for our brand marketing strategy and are seeing early positive results. The fundamentals of the industry and the underlying long-term demand for higher education remain strong. In addition, Capella’s culture and employees, focused on learner outcomes, continuous improvement and innovation, are key differentiators and drivers of our long-term success,” concluded Gilligan.

Balance Sheet and Cash Flow

As of March 31, 2011, the Company had cash, cash equivalents, and marketable securities of $185.5 million, compared to $193.2 million at year-end 2010 and no debt for the same periods.

Cash flow from operations for the three months ended March 31, 2011 was $23.5 million compared to $28.8 million in the same period a year ago, a decrease of 18.3 percent.

Share Repurchase

In the first quarter 2011 the Company repurchased approximately 500,000 shares of Capella stock for total consideration of $27 million. Share repurchases during the first quarter 2011 had a positive impact of $0.01 on net income per diluted share. The remaining authorization as of the end of the first quarter is $86 million.

Outlook

For the second quarter ending June 30, 2011, revenue is expected to be flat to up 2 percent and total enrollment is expected to decline by about 1 to 3 percent compared to second quarter 2010. The operating margin is anticipated to be approximately 20.5 to 21.5 percent of total revenue for the second quarter of 2011. While re-registration of existing learners is expected to remain strong, new enrollment growth is expected to decline in the second quarter of 2011 by about 40 percent from second quarter 2010. New enrollment growth is impacted by continued difficult year-over-year comparisons, challenging market conditions, changes related to program accreditation requirements, and undergraduate assessments required for certain learners since November 2010.

“Capella has a solid financial position with a strong balance sheet and a significant cash position,” said Steve Polacek, senior vice president and chief financial officer. “While we are committed to controlling costs, we will continue to invest in learner success and building Capella for the long-term and intend to continue to take advantage of attractive returns on our remaining share repurchase program.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with new U.S. Department of Education rules regarding incentive compensation, state authorization, and gainful employment; maintaining our business in accordance with regional and specialized accreditation standards and state and regional regulatory requirements; changes in the administration, funding and availability for Title IV programs; responding to any additional governmental inquiries into our financial aid practices; attracting and retaining high quality, academically prepared learners; updating and expanding the content of existing programs and developing new programs; the review of our business and financial aid practices by governmental authorities, including action by Federal Student Aid on the final audit report of the Office of Inspector General of the U.S. Department of Education arising out of its ongoing compliance audit of Capella University; changes in applicable federal and state laws and regulations and accrediting agency policies, including as a result of current U.S. Department of Education rulemaking and recent Congressional review of our industry; maintaining and expanding existing commercial relationships with employers and developing new such relationships; effectively instituting changes in our marketing and brand management approach and with the use of aggregators; our failure to keep up with advances in technology important to the online learner experience; our ability to manage growth effectively; our use of business technology to accurately store, process and report relevant data; changes in student enrollment including new enrollments and learner persistence; effectively implementing cost reductions in our business; managing increases in our expenses; and risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in our most recent Form 10-K and Form 10-Q on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.

Conference Call

Capella will discuss its first quarter 2011 results and outlook during a conference call scheduled today, April 26, 2011, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 866.385.4179 (domestic) or 702.928.7882 (international) at 8:50 a.m. (ET), conference ID# 54886404. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com. A replay of the call will be available starting on April 26, 2011 through May 3, 2011, at 800.642.1687 (domestic) or 706.645.9291(international), conference ID# 54886404. It will also be archived at www.capellaeducation.com in the investor relations section for 60 days.

About Capella Education Company

Founded in 1991, Capella Education Company is a national leader in online education and parent company of Capella University, a regionally accredited* online university. Capella University offers online graduate degree programs in business, counseling, education, health administration, human resource management, human services, information technology, nonprofit management and leadership, nursing, psychology, public administration, public health, public safety, and social work, and bachelor’s degree programs in business, information technology, nursing, psychology, public administration, and public safety. These academic programs are designed to meet the needs of working adults, combining high quality, competency-based curricula with the convenience and flexibility of an online learning format. Currently, Capella University offers 44 graduate and undergraduate degree programs with 136 specializations. As of March 31, 2011, nearly 40,000 learners were enrolled. For more information about Capella Education Company, please visit http://www.capellaeducation.com. For more information about Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227.3552).

*Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Capella University, Capella Tower, 225 South Sixth Street, Ninth Floor, Minneapolis, MN 55402, 1.888.CAPELLA (227.3552), www.capella.edu.

###

CAPELLA EDUCATION COMPANY

Consolidated Balance Sheets

(in thousands, except par value)

	As of March 31, 2011	As of December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$76,692	$77,416
Marketable securities	108,842	115,818
Accounts receivable, net of allowance of $2,944 at March 31, 2011 and $3,783 at December 31, 2010	12,431	13,680
Prepaid expenses and other current assets	8,029	8,290
Deferred income taxes	2,477	2,444

Total current assets	208,471	217,648
Property and equipment, net	43,813	44,910

Total assets	$252,284	$262,558

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,686	$4,599
Accrued liabilities	22,241	29,962
Income taxes payable	8,954	344
Deferred revenue	4,685	5,885

Total current liabilities	40,566	40,790
Deferred rent	4,425	3,466
Other liabilities	520	855
Deferred income taxes	7,792	7,838

Total liabilities	53,303	52,949

Redeemable noncontrolling interest	914	1,023

Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares — 100,000, issued and outstanding shares —15,852 at March 31, 2011 and 16,306 at December 31, 2010	159	163
Additional paid-in capital	90,020	115,075
Accumulated other comprehensive income	689	758
Retained earnings	107,199	92,590

Total shareholders’ equity	198,067	208,586

Total liabilities and shareholders’ equity	$252,284	$262,558

CAPELLA EDUCATION COMPANY

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
	(Unaudited)
Revenues	$111,354	$101,233
Costs and expenses:
Instructional costs and services	42,499	37,875
Marketing and promotional	35,321	29,969
General and administrative	9,205	10,174
Reduction of workforce	1,862	0

Total costs and expenses	88,887	78,018

Operating income	22,467	23,215
Other income, net	525	498

Income before income taxes	22,992	23,713
Income tax expense	8,492	8,551

Net income	14,500	15,162
Net loss attributable to noncontrolling interest	109	0

Net income attributable to Capella Education Company	$14,609	$15,162

Net income per common share attributable to Capella Education Company:
Basic	$0.90	$0.90

Diluted	$0.90	$0.89

Weighted average number of common shares outstanding:
Basic	16,182	16,781

Diluted	16,290	17,046

CAPELLA EDUCATION COMPANY

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2011	2010
	(Unaudited)
Operating activities
Net income	$14,500	$15,162
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	1,746	1,492
Depreciation and amortization	5,327	3,998
Amortization of investment discount/premium	607	426
(Gain) loss on disposal of property and equipment, net	(35)	1
Stock-based compensation	884	436
Excess tax benefits from stock-based compensation	(119)	(2,046)
Deferred income taxes	(39)	257
Changes in operating assets and liabilities:
Accounts receivable	(497)	(929)
Prepaid expenses and other current assets	261	(268)
Accounts payable and accrued liabilities	(7,306)	6,593
Income tax payable	8,400	3,622
Deferred rent	959	125
Deferred revenue	(1,200)	(119)

Net cash provided by operating activities	23,488	28,750
Investing activities
Capital expenditures	(4,899)	(4,622)
Purchases of marketable securities	(1,500)	(18,593)
Maturities of marketable securities	7,760	0

Net cash provided by (used in) investing activities	1,361	(23,215)
Financing activities
Excess tax benefits from stock-based compensation	119	2,046
Net proceeds from exercise of stock options	1,256	2,695
Repurchase of common stock	(26,948)	(9,412)

Net cash used in financing activities	(25,573)	(4,671)

Net (decrease) increase in cash and cash equivalents	(724)	864
Cash and cash equivalents at beginning of period	77,416	102,405

Cash and cash equivalents at end of period	$76,692	$103,269

Supplemental disclosures of cash flow information
Income taxes paid	$152	$4,671

Noncash transactions:
Purchase of equipment included in accounts payable and accrued liabilities	$405	$2,168

CAPELLA EDUCATION COMPANY

Other Information

	March 31,
	2011	2010	% Change
Enrollment by Degree (a):
PhD/Doctoral	12,283	11,753	4.5%
Master’s	18,836	17,916	5.1%
Bachelor’s	8,514	7,304	16.6%
Other	271	205	32.2%

Total	39,904	37,178	7.3%

(a)	Enrollment as of March 31, 2011 and 2010 is the enrollment as of the last day of classes for the quarter ended March 31, 2011 and 2010, respectively.

Non-GAAP Diluted Earnings Per Common Share:

Non-GAAP diluted earnings per common share is a non-GAAP financial measure consisting of diluted earnings per common share excluding the per common share impact of the workforce reduction expense recognized in the quarter ended March 31, 2011. The following table provides a reconciliation of diluted earnings per common share, the most directly comparable GAAP measure, to non-GAAP diluted earnings per common share.

Reconciliation of Non-GAAP Financial Information

For the Three Months Ended March 31, 2011

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31, 2011	Adjustments (Non-GAAP)	Three Months Ended March 31, 2011 (Non-GAAP)
Revenues	$111,354		$111,354
Costs and expenses:
Instructional costs and services	42,499		42,499
Marketing and promotional	35,321		35,321
General and administrative	9,205		9,205
Reduction of workforce	1,862	(1,862)	0

Total costs and expenses	88,887		87,025

Operating income	22,467		24,329
Other income, net	525		525

Income before income taxes	22,992		24,854
Income tax expense	8,492	688	9,180

Net income	14,500		15,674
Net loss attributable to noncontrolling interest	109		109

Net income attributable to Capella Education Company	$14,609		$15,783

Net income per common share attributable to Capella Education Company:
Basic	$0.90	$.07	$0.97

Diluted	$0.90	$.07	$0.97

Weighted average number of common shares outstanding:
Basic	16,182

Diluted	16,290